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                                 Exhibit 99.1



                             (LOWAIRFARE.COM LOGO)




     800 TRAVEL SYSTEMS APPOINTS PETER M. SONTAG AS CHIEF EXECUTIVE OFFICER

                       MARK D. MASTRINI MOVES TO TRIP.COM


TAMPA, FL, JUNE 5, 2000 - 800 TRAVEL SYSTEMS, INC. (NASDAQ: IFLY, IFLYW), a leading provider of travel-related products and services through its web site www.LowAirfare.com and call centers, today announced the appointment of Peter
M. Sontag as Chief Executive Officer. Mr. Sontag will retain the title of President, which he assumed upon joining the Company in November 1999, when he also became a director of 800 Travel.

Mr. Sontag will now be responsible for day-to-day operations, corporate development, sales and marketing, as well as long-term strategic planning. Mr. Sontag replaces Mark D. Mastrini, formerly Chief Executive Officer and Chief Operating Officer, who is joining Trip.com, Inc., as Chief Executive Officer. Trip.com is a wholly owned subsidiary of Galileo International, Inc. (NYSE:
GLC). Mr. Mastrini will be retained by 800 Travel as a consultant for a transition period.

George A. Warde, Chairman of 800 Travel, commented, "Since Peter joined our Company last year, he has contributed in many important ways to our ongoing transition to an Internet travel company. Peter is known as one of the early e-commerce adapters, and his knowledge of and contacts in our industry are unsurpassed. In his 30-year career, Peter has acquired and integrated over 70 travel corporations. As we pursue the many exciting opportunities that exist in e-commerce and e-fulfillment, Peter is an excellent choice to take our Company to the next level."

Mr. Warde continued, "We also want to thank Mark Mastrini, who has been a member of 800 Travel's senior management since 1996 and who was instrumental in developing our www.LowAirfare.com web site with its unique instant messaging capabilities. All of us enjoyed working with Mark and wish him well in his new position."

Prior to joining 800 Travel, Mr. Sontag, 57, was Chairman of the Board at THOR-24, a Colorado-based travel telecommunications outsourcing and publishing company. In September of 1999, he engineered the sale and merger of THOR to Trip.com, Inc. Formerly, as Chairman and CEO of USTravel, he founded and built this profitable company to $2.4 billion in annual sales, propelling it to one of the country's three largest travel corporations. Mr. Sontag was listed for four years by Business Travel News as one of the industry's "25 Most Influential Executives."


ABOUT 800 TRAVEL SYSTEMS

800 Travel Systems is a leading provider of low-priced travel related products and services through its nationally recognized http://www.LowAirfare.com web site and through its easy to remember toll free numbers "800-LOW-AIR FARE" (800-569-2473) AND "800-FLY-4-LESS" (800-359-4537). A distinguishing feature of the www.LowAirfare.com web site is its ability to connect live reservation agents directly with on-line travel consumers in an instant messaging format that allows consumers to book air travel, on-line, in real time. 800 Travel Systems is




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headquartered in Tampa, Florida and employs more than 350 people, combined, in the Company's 33,000 square-foot data communications center in Tampa and a similar center in San Diego, California.


FORWARD-LOOKING AND CAUTIONARY STATEMENTS:

This press release contains statements which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. This press release may include forward-looking statements that do not refer strictly to historical results or actions, which although believed to be reasonable, are inherently uncertain and difficult to predict. Such statements are subject to certain risks and uncertainties inherent in 800 Travel Systems' business and investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected as a result of various factors as set forth from time to time in the Company's filings with the SEC including its recently filed form 10-KSB for the year ended December 31, 1999. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


INVESTOR RELATIONS:          MEDIA CONTACT:               PUBLIC RELATIONS:
Lisa Lettieri                Elissa Grabowski             Rod Caborn
Lippert/Heilshorn & Assoc.   Lippert/Heilshorn & Assoc.   YP&B
(212) 838-3777               (212) 838-3777               (407) 875-1111
or lisa@lhai.com             or elissa@lhai.com           or rod_caborn@ybp.com